Exhibit 99.2

Forward-Looking Statement Tronox makes certain forward-looking statements in this presentation that are subject to risks and uncertainties. These statements are based on the beliefs and assumptions of our management and on information currently available to our management at the time of such statements. Forward-looking statements include information concerning our possible or assumed future results or otherwise speak to future events and may be preceded by, followed by or otherwise include the words "believes," "will," "expects," "anticipates," "intends," "estimates," "projects," "target," "budget," "goal," "plans," "objective," "outlook," "should," or similar expressions. Any statements regarding possible commerciality, development plans, capacity expansions, future production rates, future cash flows and changes in any of the foregoing are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future results or performance may differ materially from those expressed or implied in these forward-looking statements. Many of the factors that will determine these results and values are beyond our ability to control or predict. These factors include adverse changes in general economic conditions or in the markets we serve, changes in our business strategies, availability and pricing of raw materials, demand for consumer products for which our businesses supply raw materials, the financial resources of competitors, changes in laws and regulations, the ability to respond to challenges in international markets (including changes in currency exchange rates), political or economic conditions in areas where we operate, trade and regulatory matters, the ability to generate cash flows or obtain financing to fund growth and the cost of such financing, and other factors and risks discussed herein, and in our forms 10-K and 10-Q, which are available on Tronox's website at www.tronox.com. Potential investors are cautioned not to put undue reliance on any forward-looking statements. Forward-looking statements speak only as of the date of this presentation. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Agenda Perspective and Key Initiatives Tom Adams ? Chairman and Chief Executive Officer Second-Quarter Performance and Land Sales Update Robert Gibney ? Vice President of Investor Relations and External Affairs Financial Highlights Mary Mikkelson ? Senior Vice President and Chief Financial Officer Q&A

Strategic Focus Baseline Improvements Project Cornerstone Additional savings Selling Stranded Assets Progress being made Environmental and Legal Mitigate liability Balance Sheet Flexibility

Cornerstone Execution Cash Cost Reductions Land Sales & Capital Program * Does not include 2,200-acre LandWell sales Status Summary Teams on track or ahead of schedule Remain committed to target attainment Beginning to realize benefits in the bottom line $MM $MM * (Cumulative) (Cumulative) * Inventory, Receivables & Payables Program

Source: Census Bureau PPI Industrial Chemicals (1982 = 100) TiO2 Inputs

Debt Pay Down $11.5MM Reduction Outstanding Debt = $537.5MM 2006 2007 East 189.5 178 ($MM) Term Loan $189.5 $178.0 2007 2007 Q1 Q2

Uerdingen, Germany World-Class Sulfate Process New High Ilmenite Feed Process Annual Capacity = 107,000 MT Strategic Option Status: Process extended to include additional companies

Titanium Tetrachloride Leverage Technology Advantage High Growth Titanium Metals Market Multiple Tronox Plant Locations with High-Quality TiCl4 Titanium Metals Manufacturing

Outlook World 2.1% 2.7% 10.5% 3.4% 2007 GDP Forecast Regional Health Gauge (major country proxy) Germany China United States Continued High Input Prices Weak U.S. Housing Strong Demand Asia-Pacific and Europe Additional Project Cornerstone Cost Reduction Initiatives

Second-Quarter Preliminary Results Net Sales Cost of Sales Gross Margin Income (Loss) From Continuing Ops. Diluted EPS From Continuing Ops. Second Quarter 2007 Second Quarter 2006 Foreign Exchange and Freight $1.5MM Environmental Provision + $6.8MM Tax Provision ($MM) 375.9 342.7 33.2 (5.7) (0.14) $ 366.5 337.1 29.4 (20.0) (0.49) $ Lower Sales Volume and Price Due to Weak N.A. Demand

Q2 2007 EPS Bridge (vs. Q2 2006) Based on 40.6MM shares

Process Chemicals & Energy Outlook 2007 U.S. Natural Gas Hedges Q3 Q4 Amount hedged ~90% ~70% Weighted price with basis ($/MMBtu) $6.94 $7.72 Source: CMAI Project Cornerstone Reduced Consumption = $5MM Annually

TiO2 Pigment Lower Sales Volumes and Prices Due to Weak North American Demand All Plants with Exception of Botlek Ran as Expected During Quarter 2006 2007 East 369 340.2 2006 2007 East 144.5 147.6 (in thousands of tonnes) 589 598 Production +2% 2007 2006 147.6 144.5 ($MM) $352.0 $340.2 Sales -3% Q2 Q2 2007 2006 Q2 Q2

Electrolytic & Other Chemical Products 2006 2007 East 24 26.3 ($MM) Sales +10% $23.9 $26.3 2006 2007 Q2 Q2 Q2 Revenues Up From Chlorate Cornerstone Program Operating Profit Impacted by Environmental Charge Pursuing Strategies to Address Low-Priced EMD Import Growth

TRONOX
INCORPORATED





Land Sales Highlights

$250MM Target Over 4 Years on Track

- $45MM 2007 forecast

Tronox 100% Henderson, Nevada

- ~150 acres total
- Signed contract on 53-acre tract
- Additional sales of smaller tracts expected 2007
- Key environmental approvals on track



LandWell Company Participation

- 2,200-acre development progressing
- Additional acreage nearing contract and sale
- Fundamentals remain solid:
  - $16.5B in casinos and condo construction next 5 years adding 40,000 new hotel rooms
  - Las Vegas largest expansion
  - When completed in 2 years, demand for new homes expected to rebound

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Working Capital & Cash Flow - Ahead of Schedule Cash to Cash 127 138 Cash Flows $29 ($1) Reduced Term Loan by $11.5MM June 30, 2007 (In Days) March 31, 2006 From Operating Activities ($MM) Q2, 07 Q2, 06 Cornerstone

Financial Items Financial Items ($MM) Q2 2007 YTD 2007 2007 Outlook Interest Expense $12.4 $24.7 $48 to $52 Capital Expenditures $19.5 $33.8 $75 to $80 Depreciation and Amortization $27.9 $55.8 $106 to $110 Effective Tax Rate -33%

Environmental Reserves = $214MM Receivables *Excludes anticipated future receivables of $39MM from DOE for West Chicago 2007 Net Cash Spend Projected = $35MM to $40MM As of 6/30/2007 $ = 60MM*

Q&A www.tronox.com